EXHIBIT 99.B16


                               YIELD CALCULATION

The calculate our "yield" and "effective yield" based on the number of days in the period for which the calculation is made ("base period"). Our "yield" is computed by determining the net change for the base period (exclusive of capital changes) in the value of a hypothetical preexisting account having a balance of one share at the start of the base period and subtracting this value from the value of the account at the end of the base period and dividing the result by the account's beginning value to come up with a "base period return" which is then multiplied by 365 over the number of days in the base period. "Effective yield" is determined by compounding the "base period return" by adding one, raising the sum to a power equal to 365 divided by the number of days in the base period and subtracting one from the result. An example follows for the seven-day period ended June 30, 1995 of the calculation of both "yield" and "effective yield":

Value of  hypothetical  account with
exactly one share at beginning of
base period                                                      $1.000000000
-------------------------------------------------------------------------------
Value of same account at end of base
period                                                           $ 1.000952000
Net change in account value                                      $ .000952000
===============================================================================
Base period  return (net change in
account  value  divided by the
beginning account value)                                         .000952000%
-------------------------------------------------------------------------------

"Yield" [base period return
times (365 divided by 7)]                                        4.96%

------------------------------------------------------------------------------
"Effective yield" [(base period
return + 1) 365/7] - 1                                           5.09%


On June 30, 1995, our portfolio had a  dollar-weighted  life to maturity of
29.5 days.